SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 18, 1997.

                           Symetrics Industries, Inc.
             (Exact Name of Registrant as specified in its charter)

        Florida                     0-4025                    59-0954868
(State of Incorporation)     (Commission File No.)          (IRS Employer
                                                               ID Number)

                 1615 West NASA Blvd., Melbourne, Florida 32901
                    (Address of Principal Executive Offices)

                  Registrant's telephone number: (407) 254-1500


ITEM 5.  OTHER EVENTS.

         On December 18, 1997, Symetrics Industries, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Tel-Save Holdings, Inc., a Delaware corporation ("TSH"), and TSHCo., Inc., a Delaware corporation and a subsidiary of TSH ("Purchaser"). Pursuant to the Merger Agreement, on December 22, 1997 Purchaser commenced a tender offer (the "Offer") to purchase all outstanding shares of common stock, par value $.25 per share, of the Company (the "Shares"), at a price of $15.00 per Share net to the seller in cash. Each Share not acquired by Purchaser pursuant to the Offer will be exchanged for the same consideration payable pursuant to the Offer in cash upon the merger (the "Merger") of Purchaser into Company, which will occur as soon as practicable following the consummation of the Offer.

         Consummation of the Offer is subject to a number of conditions including, among others, that there is a tender of such number of Shares as represents, together with Shares currently owned by TSH, at least a majority of the outstanding Shares of the Company on a fully diluted basis assuming exercise of all outstanding options and other rights to purchase Shares.















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         In connection  with the  transaction,  certain  executive  officers and directors of the Company have granted TSH options to acquire the approximately 18.25% of the outstanding common stock of the Company, on a fully diluted basis, beneficially owned by such persons, and the Company has granted to TSH an option under certain circumstances to acquire 19.9% of the amount of the Company's common stock that would be outstanding if the option is exercised.

         The Board of Directors of the Company has unanimously determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the stockholders of the Company and that the Offer and the Merger are in the best interests of the Company's stockholders, has approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and recommends that all holders of Shares accept the Offer and tender their Shares pursuant to the Offer.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired:  None

         (b)      Pro Forma Financial Information:   None

         (c)      Exhibits:

                  1. Agreement and Plan of Merger, dated as of December 18, 1997, by and among TSH, Purchaser and the Company (incorporated herein by reference to Exhibit (c)(1) to the Schedule 14D-1 filed by Purchaser and TSH with the Securities and Exchange Commission ("SEC") on December 22, 1997).

                  2. Text of Press Release, dated December 19, 1997, issued by the Company (incorporated herein by reference to Exhibit 5 to the Schedule 14D-9 filed by the Company with the SEC on December 22, 1997).

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Symetrics Industries, Inc.


Date:  December 23, 1997                    By: /s/ Dudley E. Garner, Jr.
       -----------------                        --------------------------------
                                                Dudley E. Garner, Jr., President